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                                  EXHIBIT 6.1

                        SHARE EXCHANGE AGREEMENT BETWEEN
                       JEREMY S. HALL, THE WYSE GROUP PLC
                          AND INTEGRITY HOLDINGS, LTD.


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                            SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is entered into and effective as of July 1, 1998, by and between JEREMY S. HALL (the "SHAREHOLDER"), THE WYSE GROUP PLC, a United Kingdom public limited company ("WGP") and INTEGRITY HOLDINGS, LTD., a Nevada corporation ("IHL" or the "COMPANY").


                                  1. RECITALS

     This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

     1. The SHAREHOLDER is the owner of 50,000 shares of the ordinary or common stock of WGP which represent all of the issued and outstanding shares of ordinary or common stock of WGP (the "WGP Shares").

     2. IHL desires to issue a total of 183,375 shares of its common stock (the "IHL Shares") to the SHAREHOLDER in exchange for the WGP Shares.

     3. The SHAREHOLDER desires to exchange the WGP Shares for the IHL Shares in accordance with the terms and conditions of this Agreement.

     4.   WGP desires that this transaction be consummated.


                       2. EXCHANGE AND ISSUANCE OF SHARES

     2.1 EXCHANGE OF IHL SHARES: IHL shall exchange and deliver to the SHAREHOLDER, a total of 183,375 restricted shares of IHL common stock.

     2.2 EXCHANGE OF WGP SHARES: At the Closing, the SHAREHOLDER shall exchange and deliver to IHL a total of 50,000 shares of WGP ordinary or common stock which represents one hundred percent (100%) of the issued and outstanding shares of WGP.


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     2.3  NATURE OF IHL SHARES: The SHAREHOLDER shall be issued the IHL Shares which unless otherwise contractually restricted, shall be subject to a one (1) year holding period before the IHL Shares are eligible for sale in the U.S. public market. The sale of the IHL Shares will be further limited by the resale provisions of SEC Rule 144.

     2.4 RESTRICTED NATURE OF IHL SHARES: Notwithstanding the one (1) year holding period for the IHL Shares, a SHAREHOLDER who becomes an "affiliate" or "control person" of IHL will be subject to certain limitations with respect to the sale of its IHL Shares. Accordingly, as a result of such a designation, the sale of the IHL Shares will be limited by SEC Rule 144.

     2.5 PRIVATE SALE ACKNOWLEDGMENT: The parties acknowledge and agree that the exchange and issuance of the IHL Shares is being undertaken as a private sale pursuant to Section 4 of the Securities Act of 1933, as amended and Nevada Revised Statutes Chapter 78 and 90 and is not being transacted via a broker-dealer and/or in the public market place.

     2.6  STATUS OF PRESENT SHARE OWNERSHIP AND CONTEMPLATED SHARE ISSUANCE BY
IHL: The parties hereto acknowledge and agree that in addition to the issuance of the 183,375 IHL Shares, that IHL contemplates the issuance of an additional 10,450,000 shares of its common stock pursuant to a SEC Regulation D, Rule 504 Offering (the "Rule 504 Shares"). Accordingly, upon the issuance of the Rule 504 Shares and upon the Closing of the share exchange contemplated by this Agreement, that the following will be the resulting share ownership of IHL:

     NAME                        NO. SHARES      % OWNERSHIP
     ----                        ----------      -----------
1.   WGP Shareholder                183,376          1.64%

2.   Present Shareholders           594,450          5.29%

3.   Rule 504
     Shareholders                10,450,000         93.07%
                                 ----------         -----
          TOTALS                  1,227,825           100%
                                 ----------         -----
                                 ----------         -----


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                        3. REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     The COMPANY represents and warrants to the SHAREHOLDER and WGP as follows:

     3.1 ORGANIZATION: IHL is a corporation duly incorporated and validly existing under the laws of the State of Nevada and is in good standing with respect to all of its regulatory filings.

     3.2 CAPITALIZATION: The authorized capital of IHL consists of 100,000,000 common shares with a par value $.001 and with the exception of the common shares described in Paragraph 2.6, no common shares will have been validly authorized and issued by the COMPANY prior to the Closing of the contemplated share exchange.

     3.3 FINANCIAL STATEMENTS: IHL has furnished to the SHAREHOLDER and WGP audited financial statements for the period ending May 31, 1998. That at the Closing the financial affairs of IHL will be materially the same as represented in the financial statements for the period ending May 31, 1998.

     3.4 BOOKS AND RECORDS: All material transactions of IHL have been promptly and properly recorded or filed in or with its books and records and the Minute Book of IHL contains records of all meetings and proceedings of the shareholders and directors thereof.

     3.5 LEGAL COMPLIANCE: To the best of its knowledge, IHL is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which IHL is subject or which apply to it or any of its assets.

     3.6 TAX RETURNS: All tax returns and reports of IHL required by law to be filed prior to the date hereof have been filed and are substantially true, complete and correct and all taxes and governmental charges have been paid.

     3.7 ADVERSE FINANCIAL EVENTS: IHL has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

     3.8 DISPUTES, CLAIMS AND INVESTIGATIONS: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of IHL threatened against or affecting IHL at


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law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency.

     3.9 EMPLOYEE LIABILITIES: IHL has no known liability to former employees or any liability to any governmental authorities with respect to current or former employees.

     3.10 NO CONFLICTS OR AGREEMENT VIOLATIONS: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the articles or by-laws of IHL or of any agreement to which IHL is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by IHL and will not result in the creation or imposition of any lien, encumbrances or restriction of any nature whatsoever in favor of a third party upon or against the assets of IHL.

     3.11 VALIDLY ISSUED AND AUTHORIZED SHARES: That the IHL Shares will be validly authorized and issued by the COMPANY, they will be fully paid and non-assessable and that they will be issued in full compliance with all federal and state securities laws.

     3.12 RESTRICTIVE LEGEND: That the IHL Shares will have a restrictive legend imposed thereon identifying them as "Restricted Shares" which are subject to the conditions and limitations of SEC Rule 144 with respect to their sale in the U.S. public market place.

     3.13 CORPORATE AUTHORITY: The officers or representatives of the COMPANY executing this Agreement represent that they have been authorized to execute this Agreement pursuant to a resolution of the Board of Directors of the COMPANY.


                   4. REPRESENTATIONS OF SHAREHOLDER AND WGP

     The SHAREHOLDER and WGP collectively and individually hereby represent and warrant to IHL as follows:

     4.1 SHARE OWNERSHIP: That the SHAREHOLDER is the owner, beneficially and of record, of the WGP Shares and said shares are free and clear of all liens, encumbrances, claims, charges and restrictions.

                                  Page 4 of 11
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     4.2  TRANSFERABILITY OF WGP SHARES: That the SHAREHOLDER has full power to transfer the WGP Shares to IHL without obtaining the consent or approval of any other person or governmental authority.

     4.3 VALIDLY ISSUED AND AUTHORIZED SHARES: That the WGP Shares are validly authorized and issued, fully paid, and nonassessable, and the WGP Shares have been so issued in full compliance with all securities laws of the United Kingdom.

     4.4 ORGANIZATION: WGP is a public limited company duly incorporated and validly existing under the laws of the United Kingdom and is in good standing with respect to all of its regulatory filings.

     4.5 CAPITALIZATION: The authorized capital of WGP consists of 50,000 or ordinary common shares with a par value or equivalent of L 1.00 and of which 50,000 ordinary or common shares are issued and outstanding as fully paid and non-assessable shares.

     4.6 FINANCIAL STATEMENTS: WGP has furnished to IHL audited financial statements for the period ending June 30, 1998. That at the Closing the financial affairs of WGP will be materially the same as represented in these same financial statements.

     4.7 BOOKS AND RECORDS: All material transactions of WGP have been promptly and properly recorded or filed in or with its books and records and the Minute Book of WGP contains records of all meetings and proceeds of the shareholders and directors thereof.

     4.8 LEGAL COMPLIANCE: WGP is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which WGP is subject or which apply to it or any of its assets.

     4.9 TAX RETURNS: All tax returns and reports of WGP required by law to be filed prior to the date hereof have been filed and are subsequently true, complete and correct and all taxes and governmental charges have been paid.

     4.10 ADVERSE FINANCIAL EVENTS: WGP has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.


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     4.11 DISPUTES, CLAIMS AND INVESTIGATIONS: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of WGP threatened against or affecting WGP at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency.

     4.12 EMPLOYEE LIABILITIES: WGP has no liability to former employees or any liability to any government authorities with respect to current or former employees.

     4.13 NO CONFLICTS OR AGREEMENT VIOLATIONS: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the Memorandum or Articles of Association of WGP or of any agreement to which WGP is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by WGP and will not result in the creation or imposition of any lien, encumbrances or restriction of any nature whatsoever in favor of a third party upon or against the assets of WGP.

     4.14 NO LIENS: That WGP has not received a notice of any assignment, lien, encumbrance, claim or charge against the WGP Shares.

     4.15 CORPORATE AUTHORITY: The officers or representatives of WGP executing this Agreement represent that they have been authorized to execute this Agreement pursuant to a resolution of the Boards of Directors of WGP.


                        5. REPRESENTATIONS AND WARRANTIES
                              OF SHAREHOLDER ALONE

     The SHAREHOLDER alone further represents and warrants to IHL as follows with respect to the WGP Shares:

     5.1 FINANCIALLY RESPONSIBLE: That he is financially responsible, able to meet his obligations and acknowledges that this investment will be speculative.

     5.2 INVESTMENT EXPERIENCE: That he has had experience in the business of investments in one or more of the following: (i) investment experience with securities such as stock and bonds; (ii) ownership of interests in partnerships, new ventures and start-up companies; (iii)

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experience in business and financial dealings; and that he can protect his own interests in an investment of this nature and they do not have an "Investor Representative", as that term is defined in Regulation D of the Securities Act of 1933 and do not need such an Investor Representative.

     5.3 INVESTMENT RISK: That he is capable of bearing the high degree of economic risks and burdens of this investment, including but not limited to the possibility of complete loss of all its investment capital and the lack of a liquid market, such that he may not be able to liquidate readily the investment whenever desired or at the then current asking price.

     5.4 ACCESS TO INFORMATION: That he has had access to the information regarding the financial condition of the COMPANY and he was able to request copies of such information, ask questions of and receive answers from the COMPANY regarding such information and any other information he desires concerning the IHL Shares, and all such questions have been answered to his full satisfaction.

     5.5 PRIVATE TRANSACTION: That at no time was he presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising.

     5.6 INVESTMENT INTENT: The IHL Shares are not being purchased with a view to or for the resale or distribution thereof and he has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

     5.7 DUE DILIGENCE: That the SHAREHOLDER shall have completed a due diligence review of the affairs of IHL and is satisfied with the results of that review.


                          6. CLOSING, ESCROW HOLDER AND
                              CONDITIONS TO CLOSING

     6.1 EXCHANGE CLOSING: The closing of the share exchange as contemplated by this Agreement (the "Closing") shall take place in San Diego, California, at such time and place as may be agreed among by the parties, but in no event later than August 14, 1998, unless otherwise extended in writing by the parties.

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     6.2  APPOINTMENT OF ESCROW HOLDER: The parties hereby appoint CARMINE J.
BUA, III, ESQ, of San Diego, California as the Escrow Holder pursuant to this Agreement.

     6.3 OPINION OF COUNSEL FOR IHL: The SHAREHOLDER and WGP shall have received an opinion from the legal counsel for IHL, in form and substance reasonably satisfactory to the SHAREHOLDER and WGP, to the effect that:

          1. IHL is a corporation duly organized and legally existing under the laws of the State of Nevada and is in good standing with respect to all of its regulatory filings, and

          2. This Agreement when duly executed and delivered by IHL, constitutes a legal, valid and binding obligation of IHL enforceable against it in accordance with its terms, and

          3. The IHL Shares delivered pursuant to the Agreement have been validly issued are fully paid and non-assessable, and

          4. The IHL Shares have been legally and validly issued and are in compliance with all federal and state securities laws including but not limited to Section 4 of the Securities Act of 1933, as amended, and Nevada Revised Statutes Chapters 78 and 90.

     6.4 OPINION OF COUNSEL FOR SHAREHOLDER AND WGP: IHL shall have received an opinion from the legal counsel for the SHAREHOLDER and WGP, in form and substance reasonably satisfactory to IHL, to the effect that:

          1. WGP is a public limited company duly organized and legally existing under the laws of the United Kingdom and is in good standing with respect to all of its regulatory filings, and

          2. The WGP Shares delivered pursuant to this Agreement have been validly issued, fully paid, non-assessable, and have been originally issued in full compliance with all federal and state securities laws.

          3. The SHAREHOLDER has the full power to transfer the WGP Shares to IHL without obtaining the consent or approval of any other person or governmental agency.

          4. That IHL is legally capable of owning and is permitted to own a controlling interest in WGP under the applicable laws of the United Kingdom.

     6.5 ESCROW CONDITIONS AND CLOSING: Prior to the Closing the following will be required:

          1. DELIVERY OF WGP SHARES: The SHAREHOLDER shall deliver to the Escrow Holder the certificate or certificates representing the 50,000 WGP Shares registered in the name of IHL, duly endorsed for transfer accompanied by a duly executed assignment of the WGP Shares to IHL.

          2. DELIVERY OF IHL SHARES: IHL shall deliver to the Escrow Holder a total of 183,375 of the Shares registered in the names of the SHAREHOLDER.

          3. LEGAL OPINION AND DOCUMENTS: Both parties shall deliver to the Escrow Holder such legal opinions and other documents as are required by the terms and conditions of the Agreement.

          4. REQUISITE CORPORATE RESOLUTIONS: Each party shall deliver to the Escrow Holder certified copies of resolutions from their


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               respective Boards of Directors authorizing the subject
               transaction.

     6.6 CLOSE OF TRANSACTION: The subject transaction shall "close" upon the satisfaction of the above conditions.


                   7. COOPERATION, ARBITRATION, INTERPRETATION,
                         MODIFICATION AND ATTORNEY FEES

     7.1 COOPERATION OF PARTIES: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

     7.2 ARBITRATION: The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration in New York, New York according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of the State of Nevada.

     7.3 INTERPRETATION OF AGREEMENT: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

     7.4 MODIFICATION OF AGREEMENT: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

     7.5 ATTORNEY FEES: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.


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     7.6  ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

     7.7 COUNTERPARTS: This Agreement may be signed in one or more counterparts.

     7.8 FACSIMILE TRANSMISSION SIGNATURES: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

                                             SHAREHOLDER


DATED: August 4, 1998                         /s/ Jeremy S. Hall
                                             --------------------------
                                             JEREMY S. HALL


                                             THE WYSE GROUP PLC


DATED: August 4, 1998                     BY: /s/ Jeremy S. Hall
                                             --------------------------
                                             JEREMY S. HALL
                                             Managing Director


                                             INTEGRITY HOLDINGS, LTD.


DATED: August   , 1998                    BY:
                                             --------------------------
                                             MICHAEL FOLEY
                                             President


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